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                                                                      Exhibit 99

                      NETWORK DATA PROCESSING CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH __, 1998


     The undersigned stockholder(s) of Network Data Processing Corporation, an Iowa corporation ("NDP"), revoking all previous proxies, hereby appoints ____________________ and _____________________, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock, par value $100 per share ("NDP Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Stockholders of NDP to be held at NDP offices at 200 Fifth Avenue S.E., Cedar Rapids, Iowa 52401 on March __, 1998 at 9:00 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

1. To adopt an Agreement and Plan of Merger ("Merger Agreement") among Fiserv, Inc. ("Fiserv"), Fiserv Solutions, Inc. ("Fiserv Solutions"), a wholly owned subsidiary of Fiserv, and NDP, pursuant to which NDP will merge with and into Fiserv Solutions and Fiserv Solutions will remain a wholly owned subsidiary of Fiserv and shares of outstanding NDP Common Stock will be converted into shares of common stock, $.01 par value, of Fiserv, all as described and subject to the terms and conditions set forth in the accompanying proxy statement/prospectus ("Merger").
     FOR _____           AGAINST _____   ABSTAIN _____


2. To vote on such other business as may properly come before the Special Meeting of Shareholders and any and all adjournments or postponements thereof.

     FOR _____           AGAINST _____   ABSTAIN _____
             (Please date and sign on reverse side)

                   (continued from reverse side)
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This Proxy is solicited on behalf of the Board of Directors of NDP.  Unless otherwise specified, the shares will be voted "FOR" approval of the. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Stockholders.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.

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NOTE:  Please sign this Proxy exactly as the name(s) appears       Dated: __________________, 1998
hereon.  When signing as attorney-in-fact, executor,
administrator, trustee or guardian, please add your title as such.  Proxies executed in the name of a corporation should be
signed on behalf of the corporation by a duly authorized           _______________________________
officer.  Where shares are owned in the name of two or more        Signature of Stockholder
persons, all such persons should sign this Proxy.


                                                                   _______________________________
                                                                   Signature of Stockholder
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PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.